EXHIBIT  17.2
                                                                   -------------
                        WORLDWIDE WIRELESS NETWORKS, INC.
                            770 THE CITY DRIVE SOUTH
                            ORANGE, CALIFORNIA 92868

                                October 18, 2002

     Board  of  Directors
     Worldwide  Wireless  Networks,  Inc.

     Please accept my resignation as Secretary of the Board of Directors effective immediately.


     Sincerely,
         /S/
     -----------

     Steve  Button


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